FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

GOLDEN GLOBAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54528	47-1460693
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

2537 S Gessner Rd., Suite 122,

Houston, TX 77063

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  832-252-7720

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 Other Events

Item 8.01 – Other Events

On October 7, 2015, title to the Company’s placer gold claims at its McDame property, which consists of placer claims 362586, 363240, 776862 and 776902 located in north central British Columbia, were transferred to a shareholder (the “Lender”) who loaned Golden Global Corp $185,000 (the “Loan”). These claims, and all equipment, machinery, vehicles and ancillary buildings to process the claims were used as collateral for the Loan.  The collateral has been foreclosed by the Lender and the assets are no longer owned by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Robert Leyne Lee

Robert Leyne Lee, President